UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

MAVENIR SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36171	61-1489105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1700 International Parkway, Suite 200 Richardson, Texas	75081
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 916-4393

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

As previously reported, on February 28, 2015, Mavenir Systems, Inc., a Delaware corporation (“Mavenir”) entered into a definitive Agreement and Plan of Merger, which agreement was amended on April 10, 2015 and on April 20, 2015 (as amended, the “Merger Agreement”), with Mitel Networks Corporation, a Canadian corporation (“Mitel”), and Roadster Subsidiary Corporation, a Delaware corporation and indirect, wholly owned subsidiary of Mitel (“Merger Sub”), pursuant to which Mitel agreed to acquire Mavenir in a cash and stock transaction.

On April 1, 2015, Merger Sub commenced an exchange offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001, of Mavenir (“Mavenir Common Stock”) in exchange for either:

•	an amount of cash (the “Cash Consideration”) equal to (a) $11.08 plus (b) the value of 0.675 times the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share, without par value (“Mitel Common Share”), on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer; or

•	a number of Mitel Common Shares (the “Share Consideration”) equal in value to the Cash Consideration (based on the average of the volume weighted average price on the NASDAQ Global Market of a Mitel Common Share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to the expiration date of the Offer);

in each case, without interest and less any applicable withholding taxes and subject to automatic adjustment and proration procedures provided in the Merger Agreement.

On April 27, 2015, Mitel announced that the Cash Consideration and the Share Consideration would equal $17.55 and 1.8320 Mitel Common Shares, respectively, in each case assuming that the Offer expired at 12:00 midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). Mitel determined the Cash Consideration and the Share Consideration based on the average of the volume weighted average price on the NASDAQ Global Market of a Mitel common share on each of the ten (10) consecutive trading days ending on and including the second trading day prior to April 28, 2015, or $9.5796. The amount of cash and/or Mitel Common Shares that each Mavenir stockholder will receive will depend upon the automatic adjustment and proration procedures provided in the Merger Agreement.

On April 29, 2015, Mitel announced the completion of the Offer, which expired at 12:00 Midnight, New York City time, on April 28, 2015 (one minute after 11:59 p.m., New York City time, on April 28, 2015). According to Computershare Trust Company N.A., the exchange agent for the Offer, as of the expiration of the Offer, approximately 24,266,280 shares of Mavenir Common Stock were validly tendered and not withdrawn in the Offer, representing approximately 83% of the issued and outstanding shares of Mavenir Common Stock. On April 29, 2015, Mitel also announced that Merger Sub had accepted for payment all of the tendered shares of Mavenir Common Stock.

In addition, on April 29, 2015, pursuant to the terms of the Merger Agreement, Merger Sub exercised its option (the “Top-Up Option”) to purchase from Mavenir an aggregate number of additional shares of Mavenir Common Stock such that, when added to the number of shares of Mavenir Common Stock already owned by Mitel and Merger Sub at the time of the exercise of such option, Mitel and Merger Sub owned at least one share more than 90% of the shares of Mavenir Common Stock outstanding on a fully-diluted basis. Pursuant to the exercise of the Top-Up Option, Merger Sub purchased from Mavenir a total of 51,861,751 newly issued shares of Mavenir Common Stock (the “Top-Up Option Shares”) for an aggregate purchase price equal to the number of Top-Up Option Shares multiplied by the Cash Consideration. Such Top-Up Option Shares, combined with the shares of Mavenir Common Stock acquired by Merger Sub in the Offer, represented 90% of the then outstanding shares of Mavenir Common Stock outstanding on a fully-diluted basis.

Pursuant to the terms of the Merger Agreement, following consummation of the Offer and the exercise of the Top-Up Option, Merger Sub merged with and into Mavenir with Mavenir surviving as an indirect, wholly owned subsidiary of Mitel (the “Merger”), without the need for a meeting of holders of shares of Mavenir Common Stock. At the effective time of the Merger on April 29, 2015, each outstanding share of Mavenir Common Stock not tendered and accepted pursuant to the Offer (other than shares of Mavenir Common Stock owned directly or indirectly by Mavenir, Mitel or Merger Sub, or any of their respective subsidiaries, or shares of Mavenir Common Stock as to which appraisal rights have been perfected in accordance with applicable law), were cancelled and converted into the right to receive the same consideration for such share as a No Election Share (as defined in the Merger Agreement). In addition, upon consummation of the Merger: (i) each of Mavenir’s vested and in-the-money outstanding options was cancelled and converted into the right to receive an amount in cash equal to the excess of the Cash Consideration over the exercise price of such option, without interest and less any applicable withholding taxes, and (ii) all other Mavenir options were converted into options to acquire Mitel Common Shares on substantially equivalent terms and subject in the case of unvested options to the same vesting schedules.

Based on preliminary election results, Mavenir stockholders that elected to receive Cash Consideration are expected to be prorated and receive a combination of cash and Mitel Common Shares for each of their shares of Mavenir Common Stock. Mavenir stockholders that elected to receive Share Consideration or that did not make an election or tender their shares in the Offer are not expected to be prorated and are expected to receive 1.8320 Mitel Common Shares for each of their shares of Mavenir Common Stock. No fractional Mitel Common Shares will be issued, and Mavenir stockholders will receive cash in lieu of fractional shares. A press release announcing the final results of the election will be issued by Mitel once the proration calculations have been finally determined. Any questions regarding the calculation of the Cash Consideration, the Share Consideration and proration should be made to Georgeson Inc., toll-free at 1-866-628-6021.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On April 29, 2015, Merger Sub merged with and into Mavenir, with Mavenir surviving as an indirect, wholly owned subsidiary of Mitel. In connection with the consummation of the Offer and the Merger, Mavenir (i) notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and (ii) requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a Form 25 Notification of Removal from Listing and/or Registration pursuant to Rule 12d2-2(a)(3) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to delist and deregister the shares of Mavenir Common Stock under Section 12(b) of the Exchange Act. Trading of shares of Mavenir Common Stock on the NYSE was suspended prior to market open on April 29, 2015. Mavenir also intends to file with the SEC a Form 15 under the Exchange Act to deregister the Shares under Section 12(g) of the Exchange Act and to suspend Mavenir’s reporting obligations under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in the fifth paragraph in the Introductory Note is incorporated by reference into this Item 3.02. The issuance of the Top-Up Option Shares is exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2015

MAVENIR SYSTEMS, INC.

By:	/s/ Terry Hungle
Name: Terry Hungle Title: Chief Financial Officer

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